           As filed with the Securities and Exchange Commission on July 27, 2000
                                                    Registration No.  333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ______________________

                              QUANTUM CORPORATION
              (Exact name of issuer as specified in its charter)
                            ______________________

          DELAWARE                                           94-2665054
   (State of incorporation)                                (I.R.S. Employer
                                                        Identification Number)

                            500 McCarthy Boulevard
                          Milpitas, California 95035
                   (Address of principal executive offices)
                            ______________________

                         1993 LONG-TERM INCENTIVE PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plan(s))
                             ______________________

                              Richard L. Clemmer
                            Chief Financial Officer
                              Quantum Corporation
                            500 McCarthy Boulevard
                          Milpitas, California 95035
                    (Name and address of agent for service)

                                (408) 894-4000
         (Telephone number, including area code, of agent for service)
                            ______________________

                                   Copy to:
                            Steven E. Bochner, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                            ______________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                           Proposed          Proposed
                                        Amount             Maximum           Maximum
    Title of Securities to be            to be           Offering Price      Aggregate           Amount of
            Registered                 Registered*         Per Share       Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------------
 HDDG Common Stock, par value
   $0.01 per share                     5,027,013 (1)         $11.84(3)    $ 59,519,834(3)        $15,840
 DSSG Common Stock, par value
   $0.01 per share                     9,445,182 (2)         $10.66(4)    $100,685,640(4)        $26,664
---------------------------------------------------------------------------------------------------------------
===============================================================================================================

* The shares covered by this Registration Statement represent the shares of HDDG Common Stock and DSSG Common Stock which have become available for issuance under the Registrant's 1993 Long-Term Incentive Plan and Employee Stock Purchase Plan as a result of their share replenishment features.

(1) Includes 3,351,342 shares reserved for issuance pursuant to the 1993 Long-Term Incentive Plan and 1,675,671 shares reserved for issuance pursuant to the Employee Stock Purchase Plan.

(2) Includes 6,296,788 shares reserved for issuance pursuant to the 1993 Long-Term Incentive Plan and 3,148,394 shares reserved for issuance pursuant to the Employee Stock Purchase Plan.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low price of the Company's HDDG Common Stock as reported on the New York Stock Exchange on July 21, 2000.

(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low price of the Company's DSSG Common Stock as reported on the New York Stock Exchange on July 21, 2000.

                              QUANTUM CORPORATION
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Quantum Corporation is sometimes referred to herein as the "Company"):

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (b) The Company's Form S-8 Registration Statement under the Securities Act of 1933, as amended (File No. 333-84851) which became effective on August 10, 1999; and

          (c) The description of the Company's Common Stock and Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed July 21, 1999 pursuant to Section 12(b) of the 1934 Act and any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   Description of Securities.
          -------------------------

     Inapplicable.

ITEM 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Inapplicable.

ITEM 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.   Exemption from Registration Claimed.
          ------------------------------------

     Inapplicable.

ITEM 8.   Exhibits.
          --------

     Exhibit
     Number                              Description
    ---------  -----------------------------------------------------------------
       5.1     Opinion of Counsel as to legality of securities being registered.

      23.1     Consent of Ernst & Young LLP, Independent Auditors.

      23.2     Independent Accountants' Consent.

      23.3     Consent of Counsel (contained in Exhibit 5.1).

      24.1     Power of Attorney (see page II-5).

ITEM 9.   Undertakings.
          ------------

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Quantum Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 26th day of July, 2000.

                                        QUANTUM CORPORATION

                                        By: /s/ Richard L. Clemmer
                                            ____________________________________
                                            Richard L. Clemmer,
                                            Executive Vice President and
                                            Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Brown and Richard L. Clemmer, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                                         Title                             Date
----------------------------------------     ---------------------------------------      -------------
 /s/ Michael A. Brown                        Chief Executive Officer and Chairman of      July 26, 2000
________________________________________
          (Michael A. Brown)                 the Board (Principal Executive Officer)

 /s/ Richard L. Clemmer                      Executive Vice President and Chief           July 26, 2000
________________________________________
         (Richard L. Clemmer)                Financial Officer (Principal Financial
                                             and Accounting Officer)

 /s/ Stephen M. Berkley                      Director                                     July 26, 2000
________________________________________
         (Stephen M. Berkley)

 /s/ David A. Brown                          Director                                     July 26, 2000
________________________________________
          (David A. Brown)

 /s/ Robert J. Casale                        Director                                     July 26, 2000
________________________________________
         (Robert J. Casale)

                                             Director                                     July 26, 2000
________________________________________
         (Edward M. Esber)

 /s/ Gregory W. Slayton                      Director                                     July 26, 2000
________________________________________
        (Gregory W. Slayton)

 /s/ Steven C. Wheelwright                   Director                                     July 26, 2000
________________________________________
       (Steven C. Wheelwright)

                               INDEX TO EXHIBITS


  Exhibit
  Number                                      Description
-----------    ------------------------------------------------------------------------------
    5.1        Opinion of Counsel............................................................
   23.1        Consent of Ernst & Young LLP, Independent Auditors...........................
   23.2        Independent Accountants' Consent..............................................
   23.3        Consent of Counsel (contained in Exhibit 5.1).................................
   24.1        Power of Attorney (see Page II-5 of Registration Statement)...................